      AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 17, 2001
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                              --------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------
                           UNITED PARCEL SERVICE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                              --------------------

                  DELAWARE                                  58-2480149
       (STATE OR OTHER JURISDICTION OF                   (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                   IDENTIFICATION NO.)

          55 GLENLAKE PARKWAY, N.E.
              ATLANTA, GEORGIA                                 30328
  (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)                  (ZIP CODE)

                              --------------------

       UNITED PARCEL SERVICE, INC. DISCOUNTED EMPLOYEE STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLAN)

                             JOSEPH R. MODEROW, ESQ.
                           UNITED PARCEL SERVICE, INC.
                            55 GLENLAKE PARKWAY, N.E.
                             ATLANTA, GEORGIA 30328
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (404) 828-6000
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)

                           ---------------------------

                                   COPIES TO:
                              STACEY K. GEER, ESQ.
                                 KING & SPALDING
                              191 PEACHTREE STREET
                             ATLANTA, GEORGIA 30303
                                 (404) 572-4600


                         CALCULATION OF REGISTRATION FEE

------------------------------------------------------------------------------------------------------------------------------------
        Title Of Each Class                                        Proposed Maximum      Proposed Maximum
          Of Securities To                 Amount To Be             Offering Price           Aggregate              Amount Of
           Be Registered                    Registered               Per Share(1)        Offering Price(1)      Registration Fee
------------------------------------------------------------------------------------------------------------------------------------
Class A Common Stock, $.01 par
value per share....................         20,000,000                $8.35                 $167,000,000             $41,750
------------------------------------------------------------------------------------------------------------------------------------

(1) Estimated pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee, on the basis of the book value of the Registrant's Class A Common Stock as of March 31, 2001.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing the information specified in Part I will be sent or given to employees and/or directors of United Parcel Service, Inc. (the "Company") as specified by Rule 428(b)(1) of the Securities Act of 1933, as amended (the "Securities Act"). In accordance with the instructions of Part I of Form S-8, such documents will not be filed with the Securities and Exchange Commission (the "Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act. These documents and the documents incorporated by reference pursuant to
Item 3 of Part II of this Registration Statement, taken together, constitute the prospectus as required by Section 10(a) of the Securities Act.

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed with the Commission are incorporated herein by reference:

   - the Company's Annual Report on Form 10-K for the year ended December 31, 2000;

   - the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2001;

   -     the Company's Current Report on Form 8-K, dated January 29,
         2001; and

   - the description of United Parcel Service of America, Inc.'s common stock, $.10 par value per share, contained in Item 14 of its Registration Statement on Form 8-A, filed with the Commission in April 1970, as updated by Item 5 of its Annual Report on Form 10-K for the year ended December 31, 1998, and as modified by the description of the Class A common stock contained in the Company's Registration Statement on Form S-4 (No. 333-83349). The Company succeeded to the 1934 Act registration of United Parcel Service of America, Inc. pursuant to Rule 12g-3 under the 1934 Act.

         In addition, any and all documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this Registration Statement and prior to the termination of the offering of the shares of common stock offered hereby shall, to the extent required by law, be deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.


ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware General Corporation Law generally provides that all directors and officers (as well as other employees and individuals) may be indemnified against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement in connection with certain specified actions, suits or proceedings, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation -- a "derivative action"), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard of care is applicable in the case of derivative actions, except that indemnification extends only to expenses (including attorneys' fees) incurred in connection with defense or settlement of an action, and the Delaware General Corporation Law requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. Section 145 of the Delaware General Corporation Law also provides that the rights conferred thereby are not exclusive of any other right to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, and permits a corporation to advance expenses to or on behalf of a person entitled to be indemnified upon receipt of an undertaking to repay the amounts advanced if it is determined that the person is not entitled to be indemnified.

         The Company's Restated Certificate of Incorporation does not provide for indemnification of the Company's directors and officers, but the Company's Bylaws provide that the Company must indemnify its directors and officers to the fullest extent authorized by the Delaware General Corporation Law, subject to very limited exceptions.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not Applicable.

ITEM 8.  EXHIBITS.

         See Exhibit Index.

ITEM 9.  UNDERTAKINGS.

(a)      The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from the registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the undersigned Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on this the 17th day of May, 2001.

                            UNITED PARCEL SERVICE, INC.



                            By: /s/ James P. Kelly
                               -------------------------------------------------
                               James P. Kelly
                               Chairman of the Board and Chief Executive Officer



                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints D. SCOTT DAVIS and JOSEPH R. MODEROW, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, including any and all post-effective amendments, and any related Rule 462(b) registration statement and any amendment thereto, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated as of May 17, 2001:

SIGNATURE                                            TITLE
---------                                            -----



/s/ William H. Brown, III                            Director
--------------------------------------------
William H. Brown, III



/s/ D. Scott Davis                                   Senior Vice President, Chief Financial Officer and
--------------------------------------------         Treasurer
D. Scott Davis                                       (Principal Financial and Accounting Officer)



/s/ Calvin Darden                                    Senior Vice President and Director
--------------------------------------------
Calvin Darden



/s/ Michael L. Eskew                                 Vice Chairman, Executive Vice President and
--------------------------------------------         Director
Michael L. Eskew



/s/ James P. Kelly                                   Chairman of the Board, Chief Executive Officer
--------------------------------------------         and Director
James P. Kelly                                       (Principal Executive Officer)



                                                     Director
--------------------------------------------
Ann M. Livermore



                                                     Director
--------------------------------------------
Gary E. MacDougal



/s/ Joseph R. Moderow                                Senior Vice President, Secretary and Director
--------------------------------------------
Joseph R. Moderow



                                                     Director
--------------------------------------------
Kent C. Nelson



                                                     Director
--------------------------------------------
Victor A. Pelson


/s/ Lea N. Soupata                                   Senior Vice President and Director
--------------------------------------------
Lea N. Soupata



                                                     Director
--------------------------------------------
Robert M. Teeter



                                                     Director
--------------------------------------------
John W. Thompson



/s/ Thomas H. Weidemeyer                             Senior Vice President, Chief Operating
--------------------------------------------         Officer and Director
Thomas H. Weidemeyer

                                  EXHIBIT INDEX

EXHIBIT
NUMBER                             EXHIBIT DESCRIPTION
-------                            -------------------
3.1               Form of the Company's Restated Certificate of Incorporation
                  (incorporated by reference to Exhibit 3.1 of Amendment No. 3 to the Company's Registration Statement on Form S-4 (No.
                  333-83349), filed on September 21, 1999)

3.2               Form of the Company's Bylaws (incorporated by reference to
                  Exhibit 3.2 of Amendment No. 1 to the Company's Registration
                  Statement on Form S-4 (No. 333-83349), filed on September 1,
                  1999)

5.1 Opinion of King & Spalding as to the legality of the securities being registered

23.1              Consent of Deloitte & Touche LLP

23.2              Consent of King & Spalding (included in Exhibit 5.1)